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                                                                    Exhibit A-32

                            ARTICLES OF ORGANIZATION

                                       OF

                          NESI ENERGY MARKETING, L.L.C.

1. NESI Energy marketing, L.L.C. is the name of the limited liability company that satisfies the requirements of IC 23-18-2-8.

2. The street address of the limited liability company's initial registered office is 801 East 86th Avenue, Merrillville, Indiana 46410 and the name of the LLC registered agent is Richard M. Schumacher. The registered agent is the person designated by the limited liability company to accept service of process in the event the limited liability company is sued.

3. The latest date on which the limited liability company is to be dissolved is: December 31, 2005.

4.    The limited liability company is to be managed by:

            _ 1 or more members

            _ A class or classes of members

            x 1 or more managers

            _ A class or classes of managers

5. The purpose of the limited liability company is: to focus on marketing electric and natural gas energy and energy services including, but not limited to, power and gas supply sales, supply and transportation management and all other functions related to the business of energy marketing.

     IN WITNESS WHEREOF, this certificate has been subscribed this 24th day of July, 1995 by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

/s/ Richard M. Schumacher
Organizer


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                                STATE OF INDIANA
                        OFFICE OF THE SECRETARY OF STATE

                           CERTIFICATE OF ORGANIZATION

                                       OF

                          NESI ENERGY MARKETING, L.L.C.

I, SUE ANNE GILROY, Secretary of State of Indiana, hereby certify that Articles of Organization of the above limited liability company have been presented to me at my office accompanied by the fees prescribed by law and that I have found such Articles conform to the provisions of the Indiana Business Flexibility Act, as amended.

NOW, THEREFORE, I hereby issue to such corporation this limited liability company this certificate of Organization, and further certify that its existence will begin July 26, 1995.

[Seal of the State of Indiana]

                                    In Witness Whereof, I have hereunto set my hand and affixed the seal of the State of Indiana, at the City of Indianapolis, this Twenty-sixth day of July, 1995.

                                    /s/ SUE ANNE GILROY, Secretary of State